ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT is effective as of February 21, 1995 by and between Choten, Inc., a Minnesota corporation having its principal place of business at 601 Second Avenue, Suite 3200, Minneapolis, Minnesota ("Choten"), Kubota Corporation, a Japanese corporation having its principal place of business at 2-47, Shikitsuhigashi 1-chome, Naniwa-ku, Osaka, Japan 568-91 ("Kubota") and Software Publishing Corporation, a Delaware corporation having its principle place of business at 3165 Kifer Road, Santa Clara, California 95051 ("SPC").

                                    RECITALS

         A. Choten and SPC executed and delivered that certain Localization and Distribution Agreement effective as of February 16, 1995 (the "Localization Agreement") under which SPC granted a license to Choten, and Choten committed to localize, manufacture, distribute and support certain of SPC's Windows compatible software products in Japan.

         B. The parties now wish for Choten to assign its performance under the Localization Agreement to Kubota under the terms of this Assignment Agreement.

         C. Following the assignment to Kubota, the parties wish that Choten and Kubota will remain jointly and severally liable for Choten's performance under the Localization Agreement.

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
covenants, conditions and provisions hereinafter set forth, the parties hereto agree as follows:

         1. ASSIGNMENT; JOINT AND SEVERAL RESPONSIBILITY. Choten hereby assigns and delegates to Kubota all of Choten's rights and performance obligations under the Localization Agreement. As a material condition to SPC's agreement to this assignment to Kubota, Choten and Kubota understand and agree that notwithstanding this assignment, Choten and Kubota will both be jointly and severally liable for Choten's performance under the Localization Agreement.

         2. ARBITRATION. Any dispute between the parties arising out of this Assignment Agreement or the Localization Agreement will be settled by arbitration to be held in Santa Clara County, California in accordance with the rules of the American Arbitration Association. The arbitration will be conducted by a single arbitrator mutually selected by the parties. The parties agree that the decision of the arbitrator will be final and binding and may be enforced in any court of competent jurisdiction. The substantially prevailing party in the arbitration or any subsequent litigation will be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such party in the arbitration or litigation. Each party may conduct discovery in

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accordance with Section 2016 et seq. of the California Code of Civil Procedure.

         3. GOVERNING LAW. This Assignment Agreement and the Localization Agreement will be governed by and construed under the laws of the State of California. The federal and state courts of Santa Clara County, California will have exclusive jurisdiction and venue to adjudicate the enforcement of any arbitration award or other any dispute arising out of this Assignment Agreement or the Localization Agreement. Choten and Kubota each hereby expressly consent to (a) the personal jurisdiction of the courts of California, and (b) service of process being effected upon it by registered mail sent to the address set forth above.

         4. NO EFFECT ON TERMS OF LOCALIZATION AGREEMENT. The terms of this Assignment Agreement will not change, diminish or effect the validity or effectiveness of the Localization Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first set forth above.


SOFTWARE PUBLISHING CORPORATION                   CHOTEN, INC.


By:_____________________                          By:_____________________


Name:___________________                          Name:___________________


Title:__________________                          Title:__________________



                                                  KUBOTA CORPORATION


                                                  By:_____________________


                                                  Name:___________________


                                                  Title:__________________

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